Exhibit 99.1

Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

Press Release
MICREL REPORTS 2014 FIRST QUARTER
FINANCIAL RESULTS

•	Revenues of $59.9 million, compared to $60.0 million for the fourth quarter of 2013

•	GAAP net income of $2.3 million, or $0.04 per diluted share, compared to $3.4 million, or $0.06 per diluted share for the fourth quarter of 2013

•	Non-GAAP net income of $3.7 million, or $0.07 per diluted share, compared to $4.8 million, or $0.08 per diluted share for the fourth quarter of 2013

•	Gross margin of 52.2%, compared to 50.7% for the fourth quarter of 2013

•	Repurchased 0.3 million shares of Micrel common stock for a total of $3.0 million for the quarter

•	Declares quarterly dividend of $0.05 per share

San Jose, CA, April 24, 2014 - Micrel, Incorporated (Nasdaq: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the quarter ended March 31, 2014.
Revenues for the first quarter of 2014 were $59.9 million, a $0.1 million or 0.2% decrease, compared to $60.0 million for the fourth quarter of 2013. Compared to the first quarter of 2013, revenues were $0.1 million, or 0.2% higher.
GAAP net income was $2.3 million, or $0.04 per diluted share for the first quarter of 2014, compared to net income of $3.4 million, or $0.06 per diluted share, for the fourth quarter of 2013, and net income of $5.2 million, or $0.09 per diluted share, for the first quarter of 2013.

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

Non-GAAP net income was $3.7 million, or $0.07 per diluted share for the first quarter of 2014, compared to net income of $4.8 million, or $0.08 per diluted share, for the fourth quarter of 2013, and net income of $6.5 million, or $0.11 per diluted share, for the first quarter of 2013. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP results exclude the impact of share-based compensation, restructuring charges, amortization of acquisition-related intangible assets with the related income tax effects and R&D tax credit. The non-GAAP net income for the fourth quarter of 2013 and the first quarter of 2013 have been revised from previously reported to exclude the impact of acquisition-related intangible assets and the related tax effect to conform with the current period presentation.
Commenting on the first quarter 2014 results, Micrel’s President and CEO Ray Zinn said, “Revenues of $59.9 million during the first quarter benefited from higher sales of Micrel’s products to the communications, industrial, consumer and computing end markets but this strength was offset by an expected weakness in the wireless handset end market.  Operationally, first quarter gross margin improved sequentially to 52.2% from 50.7%. We are pleased with this improvement in gross margin especially in light of our reduction in inventory. Subsequent to our earnings call in January, and in line with our commitment to increase revenue growth, we expedited certain process development and product design activity which had a minor impact on earnings. While the tepid pace of the macro-economic recovery continues to create headwind for the semiconductor industry, I am encouraged by the strength of Micrel’s bookings which have yielded a book-to-bill ratio above one for the first quarter.  In addition, we remain focused on increasing shareholder value through our stock repurchase program and quarterly dividend payments.  During this past quarter, Micrel spent $3.0 million to repurchase approximately 0.3 million shares of common stock and we also maintained our quarterly dividend of $0.05 per common share to shareholders of record as of May 8, 2014.”
Outlook
Mr. Zinn continued, “Micrel continues to strategically invest in research and development and I am excited about the growth potential of new products introduced this past quarter and the significant new product pipeline for the remainder of 2014.  Based on our current projections, revenue in the second quarter of 2014 is anticipated to be in the range of up 3% to up 9% on a sequential basis.  Gross margins are expected to be in the range of 52% to 53%, resulting in GAAP earnings within the range of $0.05 to $0.10 per diluted share,” Mr. Zinn concluded.

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on May 22, 2014 to shareholders of record as of May 8, 2014.
Share Repurchase Plan
In the first quarter of 2014, the Company repurchased 0.3 million shares for a total of $3.0 million. At March 31, 2014, Micrel had approximately $22.8 million remaining under the current repurchase authorization. Stock repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, April 24, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2014 first quarter financial results, discuss current business conditions and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through May 1, 2014, by dialing (877) 870-5176 and entering the participant code 13580147. For international callers, please dial (858) 384-5517 and enter participant code 13580147. The webcast replay will also be available on the Company’s website.

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, use of free cash flow, stock buyback and dividend programs, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

Non-GAAP Reporting
The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of share-based compensation, restructuring charges and amortization of acquisition-related intangible assets with related income tax effects and R&D tax credit. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, MEMs-based clock oscillators and crystal-less clock generators, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Net revenue	$59,857	$60,007	$59,733
Cost of revenue *	28,638	29,594	28,653
Gross profit	31,219	30,413	31,080
Gross profit %	52.2%	50.7%	52.0%

Operating expenses:
Research and development *	15,481	14,526	13,771
Selling, general and administrative *	12,436	11,325	11,861
Restructuring charges	—	1,376	—
Total operating expenses	27,917	27,227	25,632
Income from operations	3,302	3,186	5,448
Interest and other income (expense):
Interest income	103	109	126
Other expense	(72)	(34)	(91)
Interest and other income (expense), net	31	75	35
Income before provision for income taxes	3,333	3,261	5,483
Provision for (benefit from) income taxes	1,044	(103)	238
Net income	$2,289	$3,364	$5,245

Net income per share:
Basic	$0.04	$0.06	$0.09
Diluted	$0.04	$0.06	$0.09

Shares used in computing per share amounts:
Basic	56,388	56,908	58,270
Diluted	57,208	57,546	59,030

* Share-based compensation expense included in:
Cost of revenue	$234	$276	$244
Research and development	690	867	652
Selling, general and administrative	798	878	723
	$1,722	$2,021	$1,619

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net income	$2,289	$3,364	$5,245
Adjustments:
Share-based compensation included in:
Cost of revenues	234	276	244
Research and development	690	867	652
Selling, general and administrative	798	878	723
Restructuring charges	—	1,376	—
Amortization of acquisition-related intangible assets	426	330	275
Tax effect of adjustments	(708)	(1,229)	(644)
R&D tax credit	—	(1,062)	—
Total adjustments to GAAP net income	1,440	1,436	1,250
Non-GAAP net income*	$3,729	$4,800	$6,495

Shares used in computing non-GAAP net income per share:
Basic	56,388	56,908	58,270
Diluted	57,208	57,546	59,030

GAAP net income per share - basic	$0.04	$0.06	$0.09
Total adjustments to GAAP net income	0.03	0.02	0.02
Non-GAAP net income per share - basic	$0.07	$0.08	$0.11

GAAP net income per share - diluted	$0.04	$0.06	$0.09
Total adjustments to GAAP net income	0.03	0.02	0.02
Non-GAAP net income per share - diluted	$0.07	$0.08	$0.11

* Non-GAAP results were reached by excluding share-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets with related income tax effects and R&D tax credit. Non-GAAP results were presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance after exclusion of these items.

Micrel Reports 2014 First Quarter Financial Results
April 24, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$90,243	$88,593
Restricted cash	1,116	1,116
Accounts receivable, net	35,934	29,437
Inventories	41,989	43,201
Prepaid taxes	878	4,513
Prepaid expenses and other	2,324	2,698
Deferred income taxes	22,321	21,662
Total current assets	194,805	191,220

LONG-TERM INVESTMENTS	4,325	4,195
PROPERTY, PLANT AND EQUIPMENT, NET	55,966	57,779
LONG-TERM PREPAID TAXES	1,725	—
DEFERRED INCOME TAXES	1,975	1,581
GOODWILL	8,655	8,554
INTANGIBLE ASSETS, NET	10,910	11,749
OTHER ASSETS	1,583	1,046
TOTAL	$279,944	$276,124

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,427	$13,502
Deferred income on shipments to distributors	28,989	27,026
Other current liabilities	13,343	12,874
Total current liabilities	56,759	53,402

LONG-TERM INCOME TAXES PAYABLE	3,692	3,575
LONG-TERM DEFERRED INCOME TAXES	1,220	973
OTHER LONG-TERM LIABILITIES	201	201

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	218,072	217,973
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$279,944	$276,124